EXHIBIT 99.1

Summit Midstream Utica, LLC, Meadowlark Midstream Company, LLC, Tioga Midstream, LLC and Carve-Out Financial Statements of Summit Midstream Partners, LLC

Combined Financial Statements as of and for the years ended December 31, 2015 and 2014, and Independent Auditors' Report

EXHIBIT 99.1

i

EXHIBIT 99.1

INDEPENDENT AUDITORS' REPORT
To the Board of Managers of Summit Midstream Partners, LLC
The Woodlands, Texas
We have audited the accompanying combined balance sheets of Summit Midstream Utica, LLC, Meadowlark Midstream Company, LLC, Tioga Midstream, LLC and the Carve-out Financial Statements of Summit Midstream Partners, LLC (collectively, the "Company"), as of December 31, 2015 and 2014, and the related combined statements of operations, membership interests and owner’s net investment, and cash flows for the years then ended, and the related notes to the combined financial statements.
Management's Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors' Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the companies' preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies' internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Emphasis of Matter
As discussed in Note 1, Summit Midstream Partners, LLC carved out certain accounts and contributed them to Summit Midstream Partners, LP. The accompanying combined financial statements of the Company reflect the assets, liabilities, revenue and expenses directly attributable to the carved out entities and assets as well as allocations deemed reasonable by management, to present the combined financial statements of the Company on a standalone basis and do not necessarily reflect the financial position, results of operations, membership interests and owner’s net investment and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
May 13, 2016

EXHIBIT 99.1

SUMMIT MIDSTREAM UTICA, LLC, MEADOWLARK MIDSTREAM COMPANY, LLC,
TIOGA MIDSTREAM, LLC AND CARVE-OUT FINANCIAL STATEMENTS OF
SUMMIT MIDSTREAM PARTNERS, LLC
COMBINED BALANCE SHEETS

	December 31,
	2015	2014
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$2,382	$1,307
Accounts receivable	5,559	3,707
Insurance receivable	—	25,000
Other current assets	363	83
Total current assets	8,304	30,097
Property, plant and equipment, net	348,981	208,290
Rights-of-way, net	23,217	11,547
Investment in equity method investees	751,168	706,172
Other noncurrent assets	1,701	3,428
Total assets	$1,133,371	$959,534

Liabilities and Membership Interests and Owner's Net Investment
Current liabilities:
Trade accounts payable	$21,837	$13,536
Ad valorem taxes payable	381	61
Accrued environmental remediation	7,900	25,000
Other current liabilities	1,833	1,757
Total current liabilities	31,951	40,354
Long-term debt (Note 6)	332,500	435,000
Noncurrent accrued environmental remediation	5,764	5,000
Other noncurrent liabilities	99	223
Total liabilities	370,314	480,577
Commitments and contingencies (Note 10)

Membership interests and owner's net investment	763,057	478,957
Total liabilities and membership interests and owner's net investment	$1,133,371	$959,534
The accompanying notes are an integral part of these combined financial statements.

EXHIBIT 99.1

SUMMIT MIDSTREAM UTICA, LLC, MEADOWLARK MIDSTREAM COMPANY, LLC,
TIOGA MIDSTREAM, LLC AND CARVE-OUT FINANCIAL STATEMENTS OF
SUMMIT MIDSTREAM PARTNERS, LLC
COMBINED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2015	2014
	(In thousands)
Revenues:
Gathering services and related fees	$26,990	$12,267
Other revenues	2,248	2,199
Total revenues	29,238	14,466
Costs and expenses:
Operation and maintenance	7,701	5,942
General and administrative	8,564	5,012
Transaction costs	552	2,255
Depreciation and amortization	8,928	3,529
Environmental remediation	21,800	5,000
Total costs and expenses	47,545	21,738
Interest expense	(10,476)	(8,427)
Loss before income taxes	(28,783)	(15,699)
Income tax expense	(73)	(223)
Loss from equity method investees	(6,563)	(16,712)
Net loss	$(35,419)	$(32,634)
The accompanying notes are an integral part of these combined financial statements.

EXHIBIT 99.1

SUMMIT MIDSTREAM UTICA, LLC, MEADOWLARK MIDSTREAM COMPANY, LLC,
TIOGA MIDSTREAM, LLC AND CARVE-OUT FINANCIAL STATEMENTS OF
SUMMIT MIDSTREAM PARTNERS, LLC
COMBINED STATEMENTS OF MEMBERSHIP INTERESTS AND OWNER'S NET INVESTMENT

	Year ended December 31,
	2015	2014
	(In thousands)
Membership interests and owner's net investment, beginning of period	$478,957	$(97,281)
Net loss	(35,419)	(32,634)
Equity-based compensation	758	805
Cash advances from Summit Investments	527,174	1,065,008
Cash advances to Summit Investments	(228,366)	(472,046)
Expenses paid by Summit Investments on behalf of the 2016 Drop Down Assets	19,015	14,401
Capitalized interest allocated to the 2016 Drop Down Assets by Summit Investments	938	704
Membership interests and owner's net investment, end of period	$763,057	$478,957
The accompanying notes are an integral part of these combined financial statements.

EXHIBIT 99.1

SUMMIT MIDSTREAM UTICA, LLC, MEADOWLARK MIDSTREAM COMPANY, LLC,
TIOGA MIDSTREAM, LLC AND CARVE-OUT FINANCIAL STATEMENTS OF
SUMMIT MIDSTREAM PARTNERS, LLC
COMBINED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2015	2014
	(In thousands)
Cash flows from operating activities:
Net loss	$(35,419)	$(32,634)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	8,928	3,529
Amortization of deferred loan costs	1,052	1,066
Equity-based compensation	758	805
Loss from equity method investees	6,563	16,712
Distributions from equity method investees	34,641	2,992
Write-off of debt issuance costs	727	1,554
Changes in operating assets and liabilities:
Accounts receivable	(1,852)	(2,248)
Insurance receivable	25,000	(25,000)
Trade accounts payable	1,320	264
Ad valorem taxes payable	320	61
Accrued environmental remediation, net	(16,336)	30,000
Other, net	(277)	855
Net cash provided by (used in) operating activities	25,425	(2,044)

Cash flows from investing activities:
Capital expenditures	(153,338)	(122,560)
Initial contribution to Ohio Gathering	—	(8,360)
Acquisition of Ohio Gathering Option	—	(190,000)
Option Exercise	—	(382,385)
Contributions to equity method investees	(86,200)	(145,131)
Net cash used in investing activities	(239,538)	(848,436)
The accompanying notes are an integral part of these combined financial statements.

EXHIBIT 99.1

SUMMIT MIDSTREAM UTICA, LLC, MEADOWLARK MIDSTREAM COMPANY, LLC,
TIOGA MIDSTREAM, LLC AND CARVE-OUT FINANCIAL STATEMENTS OF
SUMMIT MIDSTREAM PARTNERS, LLC
COMBINED STATEMENTS OF CASH FLOWS
(continued)

	Year ended December 31,
	2015	2014
	(In thousands)
Cash flows from financing activities:
Cash advances from Summit Investments	527,174	1,065,008
Cash advances to Summit Investments	(228,366)	(472,046)
Expenses paid by Summit Investments on behalf of the 2016 Drop Down Assets	19,015	14,401
Borrowings under revolving credit facility	180,000	57,000
Repayments under revolving credit facility	(100,000)	(115,000)
Borrowings under term loan	—	400,000
Repayments under term loan	(182,500)	(100,000)
Deferred loan costs	(135)	(3,003)
Net cash provided by financing activities	215,188	846,360
Net change in cash and cash equivalents	1,075	(4,120)
Cash and cash equivalents, beginning of period	1,307	5,427
Cash and cash equivalents, end of period	$2,382	$1,307

Noncash Investing and Financing Activities:
Capital expenditures in trade accounts payable (period-end accruals)	$20,015	$13,034
Capitalized interest allocated to the 2016 Drop Down Assets by Summit Investments	938	704
The accompanying notes are an integral part of these combined financial statements.

EXHIBIT 99.1

SUMMIT MIDSTREAM UTICA, LLC, MEADOWLARK MIDSTREAM COMPANY, LLC,
TIOGA MIDSTREAM, LLC AND CARVE-OUT FINANCIAL STATEMENTS OF
SUMMIT MIDSTREAM PARTNERS, LLC
NOTES TO COMBINED FINANCIAL STATEMENTS

1. ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION
Organization. Meadowlark Midstream Company, LLC ("Meadowlark Midstream"), a Delaware limited liability company and indirect wholly owned subsidiary of Summit Midstream Partners, LLC ("Summit Investments"), was formed in February 2013. Summit Midstream Utica, LLC ("Summit Utica"), a Delaware limited liability company and indirect wholly owned subsidiary of Summit Investments, was formed in October 2014. Tioga Midstream, LLC ("Tioga Midstream"), a Delaware limited liability company and indirect wholly owned subsidiary of Summit Investments, was formed in April 2014. Summit Investments also indirectly acquired ownership interests in each of Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C. (collectively, "Ohio Gathering") in January 2014.
On March 3, 2016, Summit Investments sold substantially all of (i) the issued and outstanding membership interests of Meadowlark Midstream, Summit Utica and Tioga Midstream (collectively the "Contributed Entities") and (ii) its indirectly owned 40% ownership interest in Ohio Gathering (collectively with the Contributed Entities, the “2016 Drop Down Assets”) to a wholly owned subsidiary of Summit Midstream Partners, LP ("SMLP")(the “2016 Drop Down”). SMLP is a Delaware limited partnership and an indirect subsidiary of Summit Investments.
Throughout this report, when we use the terms "we," "us," or "our" we are referring to the 2016 Drop Down Assets.
We are managed and operated by Summit Investments. We do not have any employees. Summit Investments has the sole responsibility for providing the personnel necessary to conduct our operations, whether through directly hiring employees or by obtaining the services of personnel employed by others. All of the personnel that conduct our business are employed by Summit Investments and its affiliates, but these individuals are sometimes referred to as our employees.
Business Operations. We are focused on the development, construction and operation of natural gas, crude oil and produced water gathering systems in the continental United States. We provide natural gas gathering, treating, compression and processing services and crude oil and water gathering services pursuant to primarily long-term and fee-based, gathering agreements with our customers. Our results are driven primarily by the volumes that we gather, treat, compress and process, as applicable, across our systems. Our gathering systems and the unconventional resource basins in which they operate as of December 31, 2015 were as follows:

•
Meadowlark Midstream, crude oil, produced water and associated natural gas gathering systems, operating in the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota and the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in northeastern Colorado;

•
Tioga Midstream, crude oil, produced water and associated natural gas gathering systems, operating in the Williston Basin, which includes the Bakken and Three Forks shale formations in northwestern North Dakota;

•	Summit Utica, a natural gas gathering system operating in the Appalachian Basin, which includes the Utica Shale formation in southeastern Ohio.
Ohio Gathering operates a natural gas gathering system and a condensate stabilization facility in the Appalachian Basin, which includes the Utica and Point Pleasant formations in southeastern Ohio.
Basis of Presentation and Principles of Combination. We prepare our combined financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"). These principles are established by the Financial Accounting Standards Board (the "FASB"). We make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet dates, including fair value measurements, the reported amounts of revenue and expense, and disclosure of contingencies. Although management believes these estimates are reasonable, actual results could differ from its estimates. Our combined financial statements include the financial results for Summit Utica since October 2014, Tioga Midstream since April 2014 and Ohio Gathering since January 2014. Meadowlark Midstream is included in our financial results for all periods presented.
The carve-out financial statements of Summit Investments (the “Carve-out Financial Statements”) present the historical carve-out financial position, results of operations, changes in owner’s net investment and cash flows of

EXHIBIT 99.1

Ohio Gathering and those assets, liabilities and expenses that supported the development of the 2016 Drop Down Assets. These assets, liabilities and expenses, primarily the ownership interest in Ohio Gathering, and general and administrative expenses, have been carved out of Summit Investments (the "Carve-out Assets") as of and for the years ended December 31, 2015 and 2014. The Carve-out Financial Statements also include an allocation of long-term debt, as well as the related costs, which supported the development of the assets acquired from Summit Investments. The Carve-out Financial Statements have been derived from the accounting records of Summit Investments on a carve-out basis.
Summit Investments’ investment in the Carve-out Assets is included in membership interests and owner’s net investment in the accompanying combined financial statements and reflects the accumulated net earnings and accumulated net distributions attributable to the Carve-out Assets.
The majority of the assets, liabilities and expenses of the Carve-out Assets have been specifically identified based on Summit Investments’ existing divisional organization. General and administrative expenses have been allocated to the Carve-out Assets based on an allocation of Summit Investments' consolidated expenses. These allocations were based on methodologies that management believes to be reasonable.
Management believes the assumptions underlying the Carve-out Financial Statements are reasonable. However, the Carve-out Financial Statements herein may not reflect the Carve-out Assets’ financial position, results of operations, changes in owner’s net investment or cash flows in the future or what the Carve-out Assets’ financial position, results of operations, changes in owner’s net investment or cash flows would have been if the Carve-out Assets been a stand-alone company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Cash and Cash Equivalents. Cash and cash equivalents include temporary cash investments with original maturities of three months or less.
Accounts Receivable. Accounts receivable relate to gathering and other services provided to our customers and other counterparties. We evaluate the collectability of accounts receivable and the need for an allowance for doubtful accounts based on customer-specific facts and circumstances. To the extent we doubt the collectability of a specific customer or counterparty receivable, we recognize an allowance for doubtful accounts.
Property, Plant, and Equipment. We record property, plant, and equipment at historical cost of construction or fair value of the assets at acquisition. We capitalize expenditures that extend the useful life of an asset or enhance its productivity or efficiency from its original design over the expected remaining period of use. For maintenance and repairs that do not add capacity or extend the useful life of an asset, we recognize expenditures as an expense as incurred. We capitalize project costs incurred during construction, including interest on funds borrowed to finance the construction of facilities, as construction in progress.
We record depreciation on a straight-line basis over an asset’s estimated useful life. We base our estimates for useful life on various factors including age (in the case of acquired assets), manufacturing specifications, technological advances and historical data concerning useful lives of similar assets. Estimates of useful lives follow.

Useful lives (In years)
Gathering and processing systems and related equipment	30
Other	4-15
Construction in progress is depreciated consistent with its applicable asset class once it is placed in service. Land and line fill are not depreciated.
We base an asset’s carrying value on estimates, assumptions and judgments for useful life and salvage value. Upon sale, retirement or other disposal, we remove the carrying value of an asset and its accumulated depreciation from our balance sheet and recognize the related gain or loss, if any.
Accrued capital expenditures are reflected in trade accounts payable.
Asset Retirement Obligations. We record a liability for asset retirement obligations only if and when a future asset retirement obligation with a determinable life is identified. For identified asset retirement obligations, we then evaluate whether the expected date and related costs of retirement can be estimated. We have concluded that our gathering and processing assets have an indeterminate life because they are owned and will operate for an indeterminate period when properly maintained. Because we did not have sufficient information to reasonably

EXHIBIT 99.1

estimate the amount or timing of such obligations and we have no current plan to discontinue use of any significant assets, we did not provide for any asset retirement obligations as of December 31, 2015 or 2014.
Rights-of-Way. We amortize rights-of-way intangible assets over 30 years, the estimated useful life of the gathering system. We recognize the amortization expense associated with rights-of-way assets in depreciation and amortization.
Equity Method Investments. We account for investments in which we exercise significant influence using the equity method so long as we (i) do not control the investee and (ii) are not the primary beneficiary. We recognize these investments in investment in equity method investees in the accompanying combined balance sheets. We recognize our proportionate share of earnings or loss in net income on a one-month lag.
We recognize an other-than-temporary impairment for losses in the value of equity method investees when evidence indicates that the carrying amount is no longer supportable. Evidence of a loss in value might include, but would not necessarily be limited to, absence of an ability to recover the carrying amount of the investment or inability of the equity method investee to sustain an earnings capacity that would justify the carrying amount of the investment. A current fair value of an investment that is less than its carrying amount may indicate a loss in value of the investment. We evaluate our equity method investments whenever evidence exists that would indicate a need to assess the investment for potential impairment.
Other Noncurrent Assets. Other noncurrent assets primarily consist of external costs incurred in connection with the closing of Summit Investments' debt facilities and related amendments. These costs and the associated amortization were allocated to us by Summit Investments. Amortization of deferred loan costs is included in interest expense.
Impairment of Long-Lived Assets. We test assets for impairment when events or circumstances indicate that the carrying value of a long-lived asset may not be recoverable. The carrying value of a long-lived asset (except goodwill) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from its use and eventual disposition. If we conclude that an asset's carrying value will not be recovered through future cash flows, we recognize an impairment loss on the long-lived asset equal to the amount by which the carrying value exceeds its fair value. We determine fair value using either a market-based approach or an income-based approach.
Fair Value of Financial Instruments. The fair-value-measurement standard under GAAP defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The standard characterizes inputs used in determining fair value according to a hierarchy that prioritizes those inputs based upon the degree to which the inputs are observable. The three levels of the fair value hierarchy are as follows:

•	Level 1. Inputs represent quoted prices in active markets for identical assets or liabilities;

•
Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (for example, quoted market prices for similar assets or liabilities in active markets or quoted market prices for identical assets or liabilities in markets not considered to be active, inputs other than quoted prices that are observable for the asset or liability, or market-corroborated inputs); and

•
Level 3. Inputs that are not observable from objective sources, such as management’s internally developed assumptions used in pricing an asset or liability (for example, an internally developed present value of future cash flows model that underlies management's fair value measurement).

Commitments and Contingencies. We record accruals for loss contingencies when we determine that it is probable that a liability has been incurred and that such economic loss can be reasonably estimated. Such determinations are subject to interpretations of current facts and circumstances, forecasts of future events, and estimates of the financial impacts of such events.
Revenue Recognition. We generate the majority of our revenue from the gathering, treating and processing services that we provide to our customers. We recognize revenue earned from fee-based gathering, treating and processing services in gathering services and related fees revenue.
We recognize revenue when all of the following criteria are met: (i) persuasive evidence of an exchange arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured.

EXHIBIT 99.1

We provide gathering and/or processing services principally under fee-based arrangements, whereby we receive a fee or fees for one or more of the following services (i) natural gas gathering, treating, and/or processing and (ii) crude oil and/or produced water gathering.
Equity-Based Compensation. Certain members of Summit Investments’ management team hold ownership interests in the form of Class B membership interests (the "SMP Net Profits Interests") through their ownership in Summit Midstream Management, LLC.
The SMP Net Profits Interests participate in distributions upon time vesting and the achievement of certain distribution targets to Class A members or higher-priority vested SMP Net Profits Interests. The SMP Net Profits Interests are accounted for as compensatory awards, vest ratably over five years and provide for accelerated vesting in certain limited circumstances.
With the assistance of a third-party valuation firm, we determined the fair value of the SMP Net Profits Interests as of their respective grant dates. The SMP Net Profits Interests were valued utilizing an option pricing method, which modeled the Class A and Class B membership interests as call options on the underlying equity value of Summit Midstream Management, LLC and considered the rights and preferences of each class of equity to allocate a fair value to each class.
Summit Investments allocated a portion of the annual expense associated with the SMP Net Profits Interests to us during the years ended December 31, 2015 and 2014. These amounts are reflected in general and administrative expenses in the statement of operations.
Income Taxes. The entities and ownership interests that comprise the 2016 Drop Down Assets are limited liability companies or interests therein. As such, none are tax-paying entities for federal income tax purposes, except as noted below.
In general, legal entities that are chartered, organized or conducting business in the state of Texas are subject to a franchise tax (the "Texas Margin Tax"). The Texas Margin Tax has the characteristics of an income tax because it is determined by applying a tax rate to a tax base that considers both revenues and expenses.  Our financial statements reflect provisions for these tax obligations.
In 2014, we elected to apply changes to the determination of cost of goods sold for the Texas Margin Tax which permits the use of accelerated depreciation allowed for federal income tax purposes.  As a result of this change, we recognized a deferred tax liability. Other noncurrent liabilities included a deferred tax liability of $0.1 million as of December 31, 2015 and $0.2 million as of December 31, 2014.
Comprehensive Loss. Comprehensive loss is the same as net loss for all periods presented.
Environmental Matters. We are subject to various federal, state and local laws and regulations relating to the protection of the environment. Liabilities for loss contingencies, including environmental remediation costs, arising from claims, assessments, litigation, fines, and penalties and other sources are charged to expense when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. We accrue for losses associated with environmental remediation obligations when such losses are probable and reasonably estimable. Such accruals are adjusted as further information develops or circumstances change. Recoveries of environmental remediation costs from other parties or insurers are recorded as assets when their receipt is deemed probable.
Recent Accounting Pronouncements. Accounting standard setters frequently issue new or revised accounting rules. We review new pronouncements to determine the impact, if any, on our financial statements. There are currently no recent pronouncements that have been issued that we believe may materially affect our financial statements.

EXHIBIT 99.1

3. PROPERTY, PLANT AND EQUIPMENT, NET
Details on property, plant and equipment follows.

	December 31,
	2015	2014
	(In thousands)
Gathering and processing systems and related equipment	$308,223	$170,665
Construction in progress	49,648	10,896
Land and line fill	1,716	1,093
Other	1,492	29,504
Total	361,079	212,158
Less accumulated depreciation	(12,098)	(3,868)
Property, plant and equipment, net	$348,981	$208,290
Depreciation expense and capitalized interest follow.

	Year ended December 31,
	2015	2014
	(In thousands)
Depreciation expense	$8,230	$3,248
Capitalized interest	938	704

4. RIGHTS-OF-WAY
Details regarding the net balance of rights-of-way follow.

	Useful lives (In years)	Gross carrying amount	Accumulated amortization	Net
	(Dollars in thousands)
Rights-of-way, December 31, 2015	30	$24,221	$1,004	$23,217
Rights-of-way, December 31, 2014	30	11,853	306	11,547
We recognized amortization expense in costs and expenses as follows:

	Year ended December 31,
	2015	2014
	(In thousands)
Amortization expense – rights-of-way	$698	$281
The estimated aggregate annual amortization of rights-of-way expected to be recognized in each of the five fiscal years after December 31, 2015 is $0.8 million.

5. EQUITY METHOD INVESTMENTS
Ohio Gathering owns, operates and is currently developing midstream infrastructure consisting of a liquids-rich natural gas gathering system, a dry natural gas gathering system and a condensate stabilization facility in the Utica Shale Play in southeastern Ohio. Ohio Gathering provides gathering services pursuant to primarily long-term, fee-based gathering agreements, which include acreage dedications.
In January 2014, Summit Investments acquired a 1.0% ownership interest in Ohio Gathering from Blackhawk Midstream, LLC ("Blackhawk") for $190.0 million. Concurrent with this acquisition, Summit Investments made an $8.4 million capital contribution to Ohio Gathering to maintain its 1.0% ownership interest.
The ownership interest Summit Investments acquired from Blackhawk included an option to increase the holder's ownership interest in Ohio Gathering to 40.0% (the "Option"). In May 2014, Summit Investments exercised the Option to increase its ownership to 40.0% (the "Option Exercise") and made the following payments (i) $326.6

EXHIBIT 99.1

million of capital contribution true-ups, (ii) $50.4 million of additional capital contributions to maintain its 40.0% ownership interest, and (iii) $5.1 million of management fee payments that were recognized as capital contributions in its Ohio Gathering capital accounts. Concurrent with and subsequent to the Option Exercise, the non-affiliated owners have retained their respective 60.0% ownership interest in Ohio Gathering (the "Non-affiliated Owners").
Summit Investments accounted for its initial ownership interests in Ohio Gathering under the cost method due to its ownership percentage and because it determined that it was not the primary beneficiary. Subsequent to the Option Exercise, Summit Investments accounted for its ownership interests in Ohio Gathering as equity method investments because it had joint control with the Non-affiliated Owners, which gave it significant influence. This shift from the cost method to the equity method required that Summit Investments retrospectively reflect its investment in Ohio Gathering and the associated results of operations as if it had been utilizing the equity method since the inception of its investment.
Summit Investments recognized the $190.0 million that it paid to Blackhawk as an investment in Ohio Gathering at inception. In addition, Ohio Gathering had assigned a value of $7.5 million to the Option, recognized it initially as an asset and concurrently attributed the value of the Option to Blackhawk's capital account. Upon acquiring Blackhawk's interest, the Option was reclassified from Blackhawk's capital account to Summit Investments' capital account in Ohio Gathering's records. Neither of these transactions involved a flow of funds to or from Ohio Gathering. As such, they created a basis difference between its recorded investment in equity method investees and that recognized and attributed to Summit Investments by Ohio Gathering. In accordance with the retrospective recognition triggered by the Option Exercise, in February 2014, Summit Investments began amortizing these basis differences over the weighted-average remaining life of the contracts underlying Ohio Gathering's operations. The impact of amortizing these two basis differences will result in a net decrease to its investment in equity method investees.
Subsequent to the Option Exercise, Summit Investments continued to make capital contributions to Ohio Gathering along with receiving distributions such that it maintained its 40.0% ownership interest through and as of December 31, 2015.
A rollforward of the investment in equity method investees follows.

	2015	2014
	(In thousands)
Investment in equity method investees, January 1	$706,172	$—
Cash contributions	86,200	145,131
Cash distributions	(34,641)	(2,992)
Gain (loss) from equity method investees	6,790	(4,472)
Amortization of basis difference in equity method investees	(13,353)	(12,240)
Acquisition of initial interest in Ohio Gathering	—	190,000
January 2014 initial cash contribution	—	8,360
Option Exercise	—	382,385
Investment in equity method investees, December 31	751,168	706,172
December cash distributions	3,472	—
December cash contributions	—	(20,420)
Basis difference	(156,888)	(170,241)
Share of net equity in equity method investees, November 30	$597,752	$515,511
The following table presents summarized balance sheet information for Ohio Gathering.

	November 30,
	2015	2014
	(In thousands)
Total assets	$1,510,075	$1,341,007
Total liabilities	59,313	95,391
Members' equity	1,450,762	1,245,616

EXHIBIT 99.1

The following table presents summarized statements of operations information for Ohio Gathering for the twelve months ended November 30, 2015 and for the period of ownership in 2014.

	Twelve months ended November 30, 2015	Ten months ended November 30, 2014
	(In thousands)
Total revenues	$130,090	$45,313
Total operating expenses	112,581	66,374
Net income (loss)	16,803	(21,061)

6. LONG-TERM DEBT
Long-Term Debt. Long-term debt, which was allocated to the Carve-out Assets, consisted of the following:

	December 31,
	2015	2014
	(In thousands)
Variable rate senior secured revolving credit facility (2.43% at December 31, 2015 and 2.17% at December 31, 2014) due February 2019	$115,000	$35,000
Variable rate senior secured term loan (2.43% at December 31, 2015 and 2.17% at December 31, 2014) due May 2017	217,500	400,000
Total long-term debt	$332,500	$435,000
In March 2013, Summit Investments closed on a $150.0 million senior secured revolving credit facility (the "Revolving Credit Facility") and a $200.0 million senior secured term loan (the "Term Loan" and, collectively with the Revolving Credit Facility, the "Credit Facility"). Because the funding was used to support our development, Summit Investments has allocated the Credit Facility to us during the years ended December 31, 2015 and 2014.
In February 2014, Summit Investments closed on an amendment and restatement of the Credit Facility which:

(i)	increased the borrowing capacity from $150.0 million to $250.0 million;

(ii)	extended the maturity date from March 2018 to February 2019;

(iii)	added a $100.0 million revolving credit facility accordion feature and a $400.0 million term loan accordion;

(iv)
reduced the leverage-based pricing grid by 0.75% from a range of 2.75% to 3.75% to a new range of 2.00% to 3.00% for London Interbank Offered Rate ("LIBOR") borrowings and from a range of 1.75% to 2.75% to a new range of 1.00% to 2.00% for alternate base rate borrowings;

(v)	changed the commitment fee from 0.50% to a leverage-based range of 0.30% to 0.50%; and

(vi)
increased the maximum total leverage ratio from 4.0 to 1.0 to 5.0 to 1.0 and from not more than 5.0 to 1.0 to 5.5 to 1.0 for up to 270 days following certain acquisitions, or material projects or, at our option, after a qualified notes offering (as defined in the Credit Facility).

In March 2014, Summit Investments used the proceeds from its offering of SMLP common units to repay the remaining $100.0 million balance on the then-outstanding Term Loan as well as $95.0 million then outstanding under the Revolving Credit Facility. It wrote off $1.6 million of deferred loan costs in connection with these repayments. In May 2014, Summit Investments borrowed $400.0 million on the Term Loan (the "Incremental Term Loan"). In May 2015, it repaid $175.0 million of the Incremental Term Loan and wrote off $0.7 million of deferred loan costs in connection therewith.
On March 3, 2016, the remaining balances on the Credit Facility and the Incremental Term Loan were repaid in full and the Credit Facility was terminated concurrent with the closing of the 2016 Drop Down.
Borrowings under the Credit Facility incurred interest at the LIBOR or a base rate (as defined in the Credit Facility) plus an applicable margin. At December 31, 2015, the applicable margin under LIBOR borrowings was 2.00% and the interest rate for both the Credit Facility and the Incremental Term Loan was 2.43%. As of December 31, 2015, the unused portion of the Credit Facility totaled $135.0 million (subject to a commitment fee of 0.30%).

EXHIBIT 99.1

The Credit Facility contained affirmative and negative covenants customary for credit facilities of its size and nature. As of December 31, 2015, we were in compliance with the covenants in the Credit Facility. There were no defaults or events of default during the year ended December 31, 2015 or during the period from December 31, 2015 to the March 3, 2016 termination of the Credit Facility.

7. FINANCIAL INSTRUMENTS
Fair Value. The carrying amount of cash and cash equivalents, accounts receivable, insurance receivable and accounts payable reported on the balance sheet approximates fair value due to their short-term maturities.
A summary of the estimated fair value of our debt financial instruments follows.

	December 31, 2015		December 31, 2014
	Carrying value	Estimated fair value (1)	Carrying value	Estimated fair value (1)
	(In thousands)
Revolving credit facility	$115,000	$115,000	$35,000	$35,000
Term loan	217,500	217,500	400,000	400,000
__________
(1) All estimated fair value calculations are Level 2.
The carrying value on the balance sheet of the revolving credit facility and the term loan is its fair value due to its floating interest rate.
Concentrations of Credit Risk. Financial instruments that potentially subject us to concentrations of credit risk consist of cash and accounts receivable. We maintain our cash in bank deposit accounts that frequently exceed federally insured limits. We have not experienced any losses in such accounts and do not believe we are exposed to any significant risk.
Accounts receivable primarily comprise amounts due for the gathering, treating and processing services we provide to our customers and also the sale of natural gas liquids resulting from our processing services. This industry concentration has the potential to impact our overall exposure to credit risk, either positively or negatively, in that our customers may be similarly affected by changes in economic, industry or other conditions. We monitor the creditworthiness of our counterparties and can require letters of credit for receivables from counterparties that are judged to have substandard credit, unless the credit risk can otherwise be mitigated. Our top five customers or counterparties accounted for 98% of total accounts receivable at December 31, 2015, compared with 100% as of December 31, 2014. These same customers accounted for 100% of total revenues during the year ended December 31, 2015, compared with 99% of total revenues during the year ended December 31, 2014.

8. MEMBERSHIP INTERESTS AND OWNER'S NET INVESTMENT
Prior to the 2016 Drop Down, Summit Investments was the indirect sole owner of the membership interests in Summit Utica, Meadowlark Midstream and Tioga Midstream. These membership interests gave it the right to participate in distributions and to exercise the other rights or privileges available to it.
In addition, certain assets, liabilities and expenses were contributed or allocated to SMLP in connection with the 2016 Drop Down and as such, the net impact of their recognition has been reflected as owner's net investment on the balance sheet.
During 2015 and 2014, Summit Investments (i) incurred certain support expenses on our behalf and (ii) allocated equity-based compensation expense and interest expense to us. These transactions were assumed to have been settled in cash through membership interests as of December 31, 2015. Also during 2015 and 2014, we received cash advances from Summit Investments and made cash advances to Summit Investments as reported in the statement of membership interests and owner's net investment.

9. RELATED-PARTY TRANSACTIONS
General and Administrative Expense Allocation. Summit Investments did not receive a management fee or other compensation in connection with the management of our business. Rather, we were allocated certain expenses incurred on our behalf by Summit Investments and its affiliates, including, without limitation, certain operation and maintenance and general and administrative expenses necessary to run our business. Summit Investments determined in good faith the expenses that were allocable to us.

EXHIBIT 99.1

Expenses allocated to us by Summit Investments were as follows:

	Year ended December 31,
	2015	2014
	(In thousands)
Operation and maintenance	$3,512	$2,222
General and administrative	5,078	2,210
See Notes 8 and 11 for additional information.

10. COMMITMENTS AND CONTINGENCIES
Operating Leases. We and Summit Investments lease certain office space to support our operations. We have determined that our leases are operating leases. We recognize total rent expense incurred or allocated to us in general and administrative expenses. Rent expense related to operating leases, including rent expense incurred on our behalf and allocated to us was $0.4 million in 2015 and $0.1 million in 2014. Future minimum lease payments for our operating leases are immaterial.
Legal Proceedings. We are involved in various litigation and administrative proceedings arising in the normal course of business. In the opinion of management, any liabilities that may result from these claims would not individually or in the aggregate have a material adverse effect on its financial position or results of operations.
Environmental Matters. Although we believe that we are in material compliance with applicable environmental regulations, the risk of environmental remediation costs and liabilities are inherent in pipeline ownership and operation. Furthermore, we can provide no assurances that significant costs and liabilities will not be incurred by us in the future. We are currently not aware of any material contingent liabilities that exist with respect to environmental matters, except as noted below.
In January 2015, we learned of the rupture of a four-inch produced water gathering pipeline on the Meadowlark Midstream gathering system near Williston, North Dakota. The rupture resulted in the release of some of the produced water in the pipeline. Based on our investigation and currently available information, it is at least reasonably possible that the rupture occurred on or prior to December 31, 2014. As such, we have accounted for this incident as a 2014 event.
We took action to minimize the impact of the rupture on affected landowners, control any environmental impact, help ensure containment and clean up the affected area. This incident, which is covered by Summit Investments' insurance policies, is subject to maximum coverage of $25.0 million from its pollution liability insurance policy and $200.0 million from its property and business interruption insurance policy. We exhausted the $25.0 million pollution liability insurance policy in 2015. Property and business interruption claim requests have been submitted, although no amounts have been recognized for any potential recoveries, under the property and business interruption insurance policy.

Total
(In thousands)
Accrued environmental remediation, January 1, 2014	$—
Initial accrual	30,000
Accrued environmental remediation, December 31, 2014	30,000
Payments made with Company funds	(13,136)
Payments made with proceeds from insurance policies	(25,000)
Additional accruals	21,800
Accrued environmental remediation, December 31, 2015	$13,664
As of December 31, 2015, we have recognized (i) a current liability for remediation effort expenditures in 2016 and (ii) a noncurrent liability for estimated remediation expenditures and fines expected to be incurred beyond 2016. Each of these amounts represent our best estimate for costs expected to be incurred. Neither of these amounts has been discounted to its present value.
In 2015, the U.S. Department of Justice issued subpoenas to Meadowlark Midstream and certain of its affiliates requesting certain materials related to the rupture. At present, we cannot predict the ultimate outcome of this matter

EXHIBIT 99.1

with certainty, especially as it relates to any material liability as a result of any governmental proceeding related to the incident.
On June 19, 2015, Meadowlark Midstream and Summit Midstream received a complaint from the North Dakota Industrial Commission seeking approximately $2.5 million in fines and other fees related to the rupture. Meadowlark Midstream accrued its best estimate of the amount to be paid for such fine and other fees and intends to vigorously defend this complaint.

11. DROP DOWN TRANSACTION
On February 25, 2016, Summit Investments and SMLP entered into a contribution agreement pursuant to which Summit Investments agreed to contribute to SMLP the 2016 Drop Down Assets. The 2016 Drop Down closed on March 3, 2016 (the "Initial Close"), subject to customary closing conditions. In connection with Initial Close, SMLP made an initial cash payment of $360.0 million to Summit Investments, subject to customary working capital and capital expenditure adjustments (the "Initial Payment"). A deferred payment will be made in 2020 (the “Deferred Purchase Price Obligation”).
The Deferred Purchase Price Obligation will be equal to:

•
six-and-one-half (6.5) multiplied by the average Business Adjusted EBITDA (as defined in the Contribution Agreement) of the 2016 Drop Down Assets for 2018 and 2019, less the G&A Adjuster, as defined in the Contribution Agreement;

•	less the Initial Payment;

•	less all capital expenditures incurred for the 2016 Drop Down Assets between Initial Close and December 31, 2019;

•	plus all Business Adjusted EBITDA from the 2016 Drop Down Assets between Initial Close and December 31, 2019.
Long-Term Debt Guarantees Prior to the 2016 Drop Down. The Credit Facility was secured by the membership interests of and guaranteed by certain of Summit Investments' subsidiaries, including the Contributed Entities. The assets of the Contributed Entities were also pledged as collateral under the Credit Facility. Concurrent with the 2016 Drop Down, the Credit Facility was repaid in full and terminated.
Long-Term Debt Guarantees Subsequent to the 2016 Drop Down. Summit Midstream Holdings, LLC and Summit Midstream Finance Corp. ("Finance Corp." and together with Summit Midstream Holdings, LLC, the "Co-Issuers") have co-issued $600.0 million of senior notes, in two series of $300.0 million each. SMLP and all of its subsidiaries other than the Co-Issuers, including the Contributed Entities, have fully and unconditionally and jointly and severally guaranteed both series of senior notes. Furthermore, subsequent to the 2016 Drop Down, SMLP's revolving credit facility has been secured by the membership interests of and guaranteed by the Contributed Entities. The assets of the Contributed Entities have also been pledged as collateral under SMLP's revolving credit facility.

12. SUBSEQUENT EVENTS
In accordance with FASB Accounting Standards Codification 855, Subsequent Events, we have reviewed and updated subsequent events through May 13, 2016, the date our combined financial statements were issued. There were no other material subsequent events that required recognition or additional disclosure in our combined financial statements.